EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Voyageur Mutual Funds of our reports dated October 16, 2019, relating to the financial statements and financial highlights, which appear in Delaware Minnesota High-Yield Municipal Bond Fund, Delaware Tax-Free California Fund, Delaware Tax-Free Idaho Fund and Delaware Tax-Free New York Fund’s Annual Reports on Form N-CSR for the year ended August 31, 2019. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

Philadelphia, Pennsylvania
December 23, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Voyageur Mutual Funds of our report dated October 16, 2019, relating to the financial statements and financial highlights, which appears in Delaware National High-Yield Municipal Bond Fund’s Annual Report on Form N-CSR for the year ended August 31, 2019. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

Philadelphia, Pennsylvania
December 23, 2019